Exhibit 10.18

Debenture

Dated 1 March 2010

Seagate HDD Cayman

(as the Chargor)

and

JPMorgan Chase Bank, N.A.

(as Chargee)

WARNING

Stamp Duty will be payable if this debenture is brought to or executed in the Cayman Islands, i.e. for enforcement purposes.

1.	DEFINITIONS AND INTERPRETATION	2

2.	CHARGOR REPRESENTATION AND WARRANTIES	6

3.	COVENANT TO PAY	8

4.	SECURITY	8

5.	FLOATING CHARGE	9

6.	DEPOSIT OF DOCUMENTS	11

7.	RIGHTS IN RESPECT OF MORTGAGED SHARES	11

8.	PRESERVATION OF SECURITY	12

9.	ENFORCEMENT OF SECURITY	14

10.	APPOINTMENT OF A RECEIVER	16

11.	POWERS OF A RECEIVER	17

12.	FURTHER ASSURANCES	17

13.	INDEMNITIES	18

14.	POWER OF ATTORNEY	18

15.	EXPENSES	19

16.	RELEASE	20

17.	NOTICES	20

18.	ASSIGNMENTS	20

19.	ADMINISTRATIVE AGENT	20

20.	SET-OFF	21

21.	SUBSEQUENT SECURITY INTERESTS	21

22.	COVENANTS	21

23.	MISCELLANEOUS	21

24.	LAW AND JURISDICTION	22

SCHEDULE 1		25

SCHEDULE 2		26

SCHEDULE 3		27

SCHEDULE 4		28

SCHEDULE 5		29

THIS FIXED AND FLOATING CHARGE is made on 1 March 2010

BETWEEN

(1)                                 SEAGATE HDD CAYMAN, an exempted company incorporated with limited liability under the laws of the Cayman Islands with company number 237305 and having its registered office at P.O. Box 309, Ugland House, George Town, Grand Cayman KY1-1104, Cayman Islands (the “Chargor”); and

(2)                                 JPMORGAN CHASE BANK, N.A., a company established under the laws of the United States of America as Administrative Agent for and on behalf of the Secured Parties pursuant to the Credit Agreement (the “Administrative Agent” or “Chargee”)

WHEREAS

(A)                              Pursuant to the Credit Agreement, the Lenders agreed to make available Loans and the Issuing Banks agreed to make available Letters of Credit to the Borrower on the terms and conditions contained in the Credit Agreement.

(B)                                As security for the Secured Obligations, the Chargor has agreed to assign and charge in favour of the Administrative Agent for the benefit of the Secured Parties, inter alia, all of its legal and beneficial interest in the Charged Property and the Chargor shall execute this Deed in favour of the Administrative Agent for the benefit of the Secured Parties.

(C)                                It is intended that this document take effect as a deed notwithstanding the fact that a party may only execute this document under hand.

NOW THIS DEED WITNESSETH

1.                                      DEFINITIONS AND INTERPRETATION

1.1                                 In this Deed, unless the context otherwise requires, words and expressions which are capitalised but not defined herein (including in the recitals hereto) shall have the same meanings as are given to them in the Credit Agreement.  In addition, the following definitions shall apply:

“Assigned Property” means:

(a)                                  all of the rights, benefits, discretions, claims, warranties, remedies, security, indemnities or covenants of which the Chargor is the beneficiary or holder arising under or in connection with any contract entered into between the Chargor and any person including, for the avoidance of doubt, the Intercompany Loans;

(b)                                 all of the proceeds and returns of all or any part of the Chargor’s rights in relation to or under any contract entered into between the Chargor and any person including, for the avoidance of doubt, the Intercompany Loans; and

(c)                                  all rights, title and benefit of the Chargor to any allocations/distributions made pursuant to any contract entered into between the Chargor and any person including, for the avoidance of doubt, the Intercompany Loans, and any income deriving from such rights;

“Bank Account” means all current, deposit and other accounts of the Chargor including, without limitation, the accounts set out in Schedule 2 to this Deed and shall include any renewal or redesignation of such account;

“Book Debts” means:

(a)                                  all of the Chargor’s book and other debts, all its account receivables, all other rights it has to receive money and all other amounts, now, or from time to time, due, owing or payable to it; and

(b)                                 the benefit of all related guarantees, indemnities, negotiable instruments, rights and security interests of any kind;

“Borrower” means Seagate Technology HDD Holdings, an exempted company with limited liability incorporated under the laws of the Cayman Islands with company number 103069 and having its registered office at P.O Box 309, Ugland House, Grand Cayman KY1-1104, Cayman Islands;

“Cayman Share Mortgage” means the equitable share mortgage dated 1 March 2010 by Seagate HDD Cayman (as mortgagor) with the Administrative Agent pursuant to which the mortgagor mortgaged and granted other security interests over the shares it holds in its subsidiaries incorporated in the Cayman Islands;

“Charged Property” means all the property, assets and income of the Chargor which from time to time are the subject of the several security interests created or expressed to be created (whether by way of assignment, legal or equitable mortgage, fixed or floating charge) by or pursuant to this Deed and each and every part of such property, assets and income and includes, without limitation, the property and assets listed in Schedule 2, Schedule 3, Schedule 4 and Schedule 5 to this Deed, but excludes, for the avoidance of doubt, any shares mortgaged pursuant to the Cayman Share Mortgage;

“Collateral Rights” means all rights, powers and remedies of the Chargee provided by or pursuant to this Deed or by law;

“Companies Law” means the Companies Law (as amended) of the Cayman Islands;

“Credit Agreement” means the Second Amended and Restated Credit Agreement dated as of 3 April 2009 and made among the Borrower, Seagate Technology, the Administrative Agent and the other agents party thereto as varied from time to time;

“Deed” means this deed of fixed and floating charge;

“Event of Default” means the occurrence of an Event of Default as defined in the Credit Agreement and/or the failure by the Chargor to observe or perform any covenant or agreement contained in Loan Documents or any default in the payment of any of the Secured Obligations;

“Fixtures” means any fixtures, fittings (including trade fixtures and fittings), fixed plant and machinery and apparatus;

“Floating Charge Property” has the meaning given to such term in Clause 5.1;

“Global Intercompany Note” means the global intercompany note dated April 29, 2009 entered among Seagate Technology, the Borrower and the other parties thereto as varied from time to time;

“gross negligence” shall be interpreted according to the laws of the State of New York, United States of America;

“Guarantee Agreement” means the U.S. Guarantee Agreement dated as of 29 April 2009 among each of the Original Chargors, each as a guarantor, and the Administrative Agent pursuant to which, inter alia, each of the Original Chargors guarantees the Secured Obligations as varied from time to time;

“Guarantor” means each party to the Guarantee Agreement;

“Insurance Policies” means all contracts and policies of insurance of any kind now and from time to time taken out by or on behalf of the Chargor or (to the extent of its interest) with the Insurer and any other insurer in which it now, or from time to time, has an interest and all relating proceeds, claims of any kind, returns of premium and other benefits;

“Insurer” means any insurer with which the Chargor now, or from time to time, has an Insurance Policy and all insurers now and from time to time providing insurance to the Chargor;

“Intellectual Property” means:

(a)                                  any patents, trade marks, service marks, designs, trade names, copyrights, design rights, moral rights, inventions, confidential information, know-how and other intellectual property, rights and interests, whether registered or unregistered, including, without limitation, the patents, trade marks and copyrights set out in Schedule 4 to this Deed; and

(b)                                 the benefit of all applications and rights to use such assets;

“Intercompany Loans” means any intercompany loans documented under the Global Intercompany Note;

“Memorandum and Articles of Association” means the memorandum and articles of association of the Chargor as amended from time to time;

“Mortgaged Shares” means all shares owned by the Chargor and all rights, benefits and advantages now or at any time in the future deriving from or incidental to any such shares (excluding any shares and related rights mortgaged and/or charged pursuant to the Cayman Share Mortgage) including all:

(a)                                  dividends or other distributions (whether in cash, securities or other property), interest and other income paid or payable in relation to any shares;

(b)                                 securities, rights, monies or other property whether certificated or uncertificated accruing, offered or issued at any time by way of redemption, conversion, exchange, substitution, preference, option, bonus issue or otherwise in respect of any shares (including but not limited to proceeds of sale); and

(c)                                  certificates or other evidence of title to any shares now and from time to time hereafter deposited with the Chargee;

“Original Chargors” means Seagate Technology, Seagate Technology HDD Holdings, Seagate Technology International, Seagate Technology (Ireland) and Seagate Technology Media (Ireland);

“Parties” means the parties to this Deed;

“Plant and Machinery” means all plant, machinery and equipment now, or from time to time owned by the Chargor or (to the extent of its interest) in which it now, or from time to time, has an interest;

“Real Property” means freehold and leasehold property (anywhere in the world in each case including any estate or interest therein, all proceeds of sale thereof, all rights from time to time attached or relating thereto and all Fixtures from time to time in or on such property including, without limitation, the real property set out in Schedule 5 to this Deed);

“Register of Charges” means the register of charges of the Chargor maintained by it in accordance with Section 54 of the Companies Law;

“Secured Obligations” means the Obligations as such term is defined in the Credit Agreement;

“Security Interest” means:

(a)                                  a mortgage, charge, pledge, lien, assignment by way of security or other encumbrance or security arrangement (including any hold back or “flawed asset” arrangement) securing any obligation of any person;

(b)                                 any arrangement under which money or claims to, or the benefit of, a bank or other account may be applied, set off or made subject to a combination of accounts so as to effect discharge of any sum owed or payable to any person;

(c)                                  any other type of arrangement having a similar effect; or

(d)                                 agreements to create the foregoing;

“Security Period” means the period commencing on the date of execution of this Deed and terminating on the date when all the Loan Document Obligations have been paid in full in cash, the Commitments have expired or been terminated, the principal and interest on each Loan and all fees payable under the Loan Documents shall have been paid in full, all Letters of Credit shall have expired or been terminated (or otherwise provided for in a manner satisfactory to the applicable Issuing Bank) and all LC Disbursements shall have been reimbursed;

“Successor” in the context of a party to an agreement shall be construed so as to include an assignee, transferee or successor in title of such party and any person who under the laws of its jurisdiction or domicile has assumed the rights and obligations of such party under such agreement or to which, under such laws, such rights or obligations have been transferred; and

“U.S. Security Agreement” means the U.S. Security Agreement dated 1 May 2009 among Seagate Technology, the Borrower, each subsidiary of the Borrower party thereto and the Administrative Agent as varied from time to time.

1.2                                 In construing this Deed (including the recitals), unless otherwise specified:

(a)                                  references to any Party shall be construed so as to include that Party’s respective successors in title, permitted assigns and permitted transferees;

(b)                                 “including” and “in particular” shall not be construed restrictively but shall mean respectively “including, without prejudice to the generality of the foregoing” and “including, without limitation”, and “in particular, but without prejudice to the generality of the foregoing”;

(c)                                  references to a “person” shall be construed so as to include any individual, firm, company or other body corporate, government, state or agency of a state, local or municipal authority or government body or any joint venture, association or partnership (whether or not having separate legal personality) and in each case, its successors and assigns and persons deriving title under or through it, in whole or in part, and any person which replaces any party to any document in its respective role thereunder, whether by assuming the rights and obligations of the party being replaced or whether by executing a document in or substantially in the form of the document it replaces;

(d)                                 “variation” includes any variation, amendment, accession, novation, restatement, modification, assignment, transfer, supplement, extension, deletion or replacement however effected and “vary” and “varied” shall be construed accordingly;

(e)                                  “writing” includes facsimile transmission legibly received except in relation to any certificate, notice or other document which is expressly required by this Deed to be signed and “written” has a corresponding meaning;

(f)                                    references to the “consent” of the Chargee shall be construed as the consent of the Chargee acting in its absolute discretion;

(g)                                 subject to Clause 23.3, references to this Deed or to any other document include references to this Deed or such other document as varied in any manner from time to time, even if changes are made to:

(i)                                     the composition of the parties to this Deed or such other document or to the nature or amount (including any increase) of any facilities made available under such other document; or

(ii)                                  the nature or extent of any obligations under such other document;

(h)                                 references to uncertificated shares are to shares the title to which can be transferred by means of an electronic or other entry and references to certificated shares are to shares which are not uncertificated shares;

(i)                                     references to the singular shall include the plural and vice versa and references to the masculine shall include the feminine or neuter and vice versa;

(j)                                     references to clauses and schedules are to clauses of, and schedules to, this Deed;

(k)                                  references to any statute or statutory provision shall be construed as a reference to the same as it may have been, or may from time to time be amended, modified or re-enacted;

(l)                                     headings and titles are for convenience only and do not affect the interpretation of this Deed;

(m)                               an Event of Default is “continuing” if it has not been remedied or waived;

(n)                                 this Deed is a “Security Document” under the terms of the Credit Agreement.

2.                                      CHARGOR REPRESENTATION AND WARRANTIES

2.1                                 The Chargor hereby represents and warrants (only to the extent that it has not made representations and warranties that are materially similar in the Credit Agreement) to the Chargee on the date of this Deed that:

(a)                                  the Chargor has been duly incorporated and registered as an exempted company with limited liability under the Companies Law;

(b)                                 other than as permitted by the Loan Documents, the Chargor is the legal and beneficial owner of its Charged Property free from any Security Interest (other than that created by this Deed) or other interest and any options or rights of pre-emption and no person has or is entitled to any conditional or unconditional option, warrant or other right to acquire any interest in its Charged Property;

(c)                                  its Charged Property is, or will be when assigned and charged, freely transferable;

(d)                                 the Chargor has full power and authority to:

(i)                                     execute and deliver this Deed and the other Loan Documents to which it is a party;

(ii)                                  be the legal and beneficial owner of its Charged Property; and

(iii)                               comply with the provisions of, and perform all its obligations, under this Deed and the other Loan Documents to which it is a party;

(e)                                  the Chargor has duly executed and delivered this Deed and the other Loan Documents to which it is a party;

(f)                                    this Deed and each other Loan Document to which the Chargor is a party creates legal, valid and binding obligations enforceable against the Chargor in accordance with their terms;

(g)                                 the execution and performance of its obligations and liabilities under this Deed and each other Loan Document to which the Chargor is a party will not:

(i)                                     contravene any law or regulation or any order of any governmental or other official authority, body or agency or any judgment, order or decree of any court having jurisdiction over it; or

(ii)                                  conflict with, or result in any breach of any of the terms of, or constitute a default under, any agreement or other instrument to which it is a party or any licence or other authorisation to which it is subject or by which it or any of its property is bound; or

(iii)                               contravene or conflict with any provision of its memorandum and articles of association;

(h)                                 it is able to pay its debts as they fall due and it has not taken any action nor have any steps been taken or legal proceedings been started or threatened in writing against it for:

(i)                                     winding up, dissolution or reorganisation;

(ii)                                  the enforcement of any encumbrance over its assets; or

(iii)                               the appointment of a liquidator, receiver, administrative receiver, administrator, trustee or similar officer of it or of any or all of its assets;

(i)                                     it is not in breach (nor would be in breach with the giving of notice, passing of time, or satisfaction of any other condition) or in default under any deed, instrument or any agreement to which it is a party or which is binding on it or any of its assets;

(j)                                     no action, litigation, arbitration or administrative proceeding has been commenced or is pending or threatened in writing against it, nor is there subsisting any unsatisfied judgment or award given against it by any court, board of arbitration or other body;

(k)                                  all licences, consents, exemptions, clearance filings, registration, payments of taxes, notarisation and authorisations as are or may be necessary or desirable for the proper conduct of its business, trade, and ordinary activities and for the performance and discharge of its obligations and liabilities under this Deed and each other Loan Document to which the Chargor is a party and which are required in connection with the execution, delivery, validity, enforceability or admissibility in evidence of this Deed and each other Loan Document to which the Chargor is a party and the creation of security over the Charged Property have been obtained and are in full force and effect;

(l)                                     it has not taken any action whereby the rights attaching to the Charged Property are altered or diluted save to the extent such alteration or dilution is expressly permitted under this Deed or any other Loan Document;

(m)                               the Chargor has taken all corporate and other action required to approve its execution, delivery, performance and enforceability of this Deed and each other Loan Document to which the Chargor is a party; and

(n)                                 this Deed is effective to create a valid and enforceable first priority Security Interest over or in respect of the Charged Property in favour of the Chargee ranking in priority to the interests of any liquidator (or similar officer) or creditor of the Chargor.

2.2                                 The Chargor also represents and warrants to and undertakes with the Chargee that the foregoing representations and warranties will be true and accurate throughout the continuance of this Deed with reference to the facts and circumstances subsisting from time to time.

3.                                      COVENANT TO PAY

3.1                                 The Chargor hereby covenants with the Chargee as primary obligor and not merely as surety to pay and discharge the Secured Obligations in the manner provided in the relevant Loan Documents.

4.                                      SECURITY

4.1                                 The Chargor, with full title guarantee, as a continuing security for the full and punctual payment and discharge of the Secured Obligations, hereby charges, in favour of the Chargee the whole of its undertaking and all its property, assets and rights whatsoever and wheresoever present and future including, without limitation:

(a)                                  by way of first fixed equitable charge, all Real Property now belonging to it and all Real Property acquired by it from time to time;

(b)                                 by way of first fixed charge and by way of first equitable mortgage, all its shares (including the Mortgaged Shares but excluding, for the avoidance of doubt, any shares mortgaged pursuant to the Cayman Share Mortgage);

(c)                                  by way of first fixed charge and absolute assignment by way of first fixed security, all its Insurance Policies;

(d)                                 by way of first fixed charge and absolute assignment by way of first fixed security, all of the Chargor’s rights, title and interest from time to time in the Assigned Property;

(e)                                  by way of first fixed charge and absolute assignment by way of first fixed security, all of the Chargor’s rights, title and interest from time to time in the property and assets listed in each of Schedule 2, Schedule 3, Schedule 4 and Schedule 5 to this Deed;

(f)                                    by way of first fixed charge:

(i)                                     all Plant and Machinery;

(ii)                                  all its goodwill and uncalled capital for the time being;

(iii)                               all Intellectual Property including any Intellectual Property to which it is not absolutely entitled or to which it is entitled together with others;

(iv)                              all Intellectual Property that may be acquired by or belong to it in the future, including any such Intellectual Property to which it is not absolutely entitled or to which it is entitled together with others;

(v)           the benefit of all agreements and licences now or in the future entered into or enjoyed by it relating to the use or exploitation of any Intellectual Property in any part of the world;

(vi)          all its rights now or in the future in relation to trade secrets, confidential information and knowhow in any part of the world;

(vii)         all its rights and causes of action in respect of infringement(s) (past, present or future) of the rights referred to in sub-paragraphs (f)(iii) to (f)(vi) inclusive of this Clause 4.1;

(viii)        all Book Debts now or in the future owing to it;

(ix)           all its interests and rights (if any) in or to any Bank Account and all balances now or in the future standing to the credit of any Bank Account, and all other current, deposit or other accounts with any bank or financial institution in which it has an interest and (to the extent of such interest) all balances now or in the future standing to the credit of those accounts;

(x)            any beneficial interest, claim or entitlement it has to any pension fund now or in the future; and

(xi)           the benefit of all licences, consents and authorisations held in connection with its business or the use of any asset and the right to recover and receive all compensation which may be payable in respect of them, provided that such Security Interests shall not extend to any property, assets and rights of the Chargor which are being effectively charged by any fixed Security Interest created under the Cayman Share Mortgage.

4.2           The Chargor agrees with the Chargee and for the benefit of the Chargee that, until the security created pursuant to Clause 4.1(d) above is enforced:

(a)           the Chargor shall at all times remain liable to perform all the duties and obligations expressed to be assumed by it now and in relation to any contract entered into between the Chargor and any person to the same extent as if this Deed had not been executed; and

(b)           the exercise by the Chargee of any of the rights assigned hereunder shall not release the Chargor from any of its duties or obligations in relation to the Assigned Property.

5.             FLOATING CHARGE

5.1           The Chargor as a continuing security for the full and punctual payment and discharge of the Secured Obligations hereby charges in favour of the Chargee by way of first floating charge the whole of its undertaking and all its property, assets and rights whatsoever and wheresoever present and future except to the extent that such undertaking, property, assets and rights are being effectively encumbered by any fixed Security Interest effected by Clause 4 or any fixed Security Interest created under the Cayman Share Mortgage and including any undertaking, property, assets and rights comprised within a charge which is reconverted under Clause 5.5 below (collectively the “Floating Charge Property”), but in each case so that the Chargor shall not (i) in any manner prohibited by the Loan Documents, create any Security Interest over any such undertaking, property, assets and rights (whether having priority over or ranking pari passu with or subject to this Deed), (ii) take any other step referred to in Clause 8 with respect to any such undertaking, property, assets and rights or (iii) without the consent of the Chargee, sell, transfer, part or dispose of any such undertaking, property, assets and rights except by way of sale in the ordinary course of business.

5.2           The floating charge created by Clause 5.1 above may be crystallised into a fixed charge by notice in writing given at any time by the Chargee to the Chargor (the “Notice”). Such crystallisation shall take effect over the assets or class of assets specified in the Notice.  If no assets or class of assets are specified in the Notice, the Notice shall take effect over all the Floating Charge Property.

5.3           Notwithstanding the terms of Clause 5.2 above, the floating charge created by Clause 5.1 above shall automatically be converted and instantly crystallised (without the necessity of notice) into a fixed charge over all Floating Charge Property:

(a)           in respect of the Chargor, upon the occurrence of any of the following events:

(i)            the presentation of a petition for the winding-up of the Chargor;

(ii)           the calling of a meeting or the passing of a resolution for the voluntary winding-up of the Chargor;

(iii)          the issuing of a summons or motion for the appointment of a receiver in relation to the Chargor;

(iv)          any person taking possession, or a trustee, or receiver or similar officer being appointed, over any of the Floating Charge Property, or distress or any form of execution is levied or enforce upon or sued out against any such Floating Charge Property;

(v)           the presentation or making of an application for a warrant of execution, writ of fieri facias, garnishee order, charging order or other enforcement proceeding in respect of any of the Floating Charge Property;

(vi)          the Chargor becomes or is declared insolvent or otherwise unable to pay its debts as they fall due in the ordinary course of business; or

(vii)         the convening by the Chargor of a meeting of its creditors or the making of a proposal or arrangement or composition with, or any assignment for the benefit of, its creditors, or the presentation of a petition or calling of a meeting for the purpose of considering a resolution regarding such matters or other steps are taken for its winding up, or dissolution;

(b)           if (other than as permitted by the Loan Documents) the Chargor resolves or takes steps to:

(i)            charge or otherwise encumber any of its Floating Charge Property;

(ii)           create a trust over any of its Floating Charge Property; or

(iii)          dispose of any Floating Charge Property;

(c)           if any event analogous to any of the events specified in paragraphs (a) and (b) of this Clause 5.3 occurs under the laws of any applicable jurisdiction,

and the Chargee shall be entitled without notice to the Chargor to take possession of and hold the same or to appoint a receiver thereof. The provisions of Clause 10 and Clause 11 shall govern the appointment, removal and powers of a receiver appointed under this Clause as if he were a Receiver appointed under Clause 10.

5.4           Except as otherwise stated in any notice given under Clause 5.2 above or unless such notice relates to all its Floating Charge Property, any prospective Floating Charge Property acquired by the Chargor after crystallisation has occurred under Clause 5.2 or Clause 5.3 above shall become subject to the floating charge created by Clause 5.1 above, so that the crystallisation shall be effective only as to the relevant Floating Charge Property in existence at the date of crystallisation.

5.5           Any charge which has crystallised under Clause 5.2 or 5.3 above may, by notice in writing given at any time by the Chargee to the Chargor, be reconverted into a floating charge in relation to the assets specified in such notice.

5.6           Other than as permitted or contemplated by the Loan Documents, the Chargor covenants not to create any Security Interest over any Floating Charge Property (whether having priority over, or ranking pari passu with or subject to the floating charge created by Clause 5.1 above) or take any other step referred to in Clause 8 save as permitted by this Deed, the Loan Documents or with the prior written approval of the Chargee.

6.             DEPOSIT OF DOCUMENTS

6.1           The Chargor shall, upon request:

(a)           promptly execute and/or deliver to the Chargee such documents relating to the Charged Property as the Chargee reasonably requires, including any notice in respect of the Security Interests granted hereunder to be served on any relevant bank or financial institution, obligor or counterparty under any contract forming part of the Charged Property, Insurer or other relevant person; and

(b)           serve such documents or notices on such relevant person as the Chargee may reasonably require and/or hereby authorises the Chargee to do the same.

6.2           The Chargor shall use all reasonable endeavours (including expending reasonable costs and expenses) to promptly procure the execution and delivery to the Chargee of acknowledgments by the addressees of the notices delivered to them pursuant to Clause 6.1 above as applicable.

6.3           The Chargor shall, promptly upon execution of this Deed, and in any event within two Business Days from the date of execution of this Deed, provide evidence in form and substance satisfactory to the Chargee, that the particulars of this Deed have been recorded in its Register of Charges to reflect the security being granted hereunder.

7.             RIGHTS IN RESPECT OF MORTGAGED SHARES

7.1           The Chargor shall pay all calls, instalments or other payments and shall discharge all other obligations, which may become due in respect of any of its Mortgaged Shares, provided that the Chargee may at any time after an Event of Default, if it thinks fit, make such payments or discharge such obligations on behalf of the Chargor.  Any sums so paid by the Chargee in respect thereof shall be repayable on demand and pending such repayment shall constitute part of the Secured Obligations.

7.2           The Chargor hereby authorises the Chargee to arrange at any time and from time to time prior to or after the occurrence of an Event of Default for its Mortgaged Shares or any part thereof to be registered in the name of the Chargee (or its nominee) to the extent applicable under relevant laws thereupon to be held, as so registered, subject to the terms of this Deed and, at the request of the Chargee, the Chargor in each case shall without delay procure that the foregoing shall be done.

8.             PRESERVATION OF SECURITY

8.1           It is hereby agreed and declared that:

(a)           the security created by this Deed shall be held by the Chargee as a continuing security for the payment and discharge of the Secured Obligations and the security so created shall not be satisfied by any intermediate payment or satisfaction of any part of the Secured Obligations;

(b)           the Chargee shall not be bound to enforce any other security before enforcing the Security Interests created by this Deed;

(c)           no delay or omission on the part of the Chargee in exercising any right, power or remedy under this Deed shall impair such right, power or remedy or be construed as a waiver thereof nor shall any single or partial exercise of any such right, power or remedy preclude any further exercise thereof or the exercise of any other right, power or remedy.  The rights, powers and remedies herein provided are cumulative and not exclusive of any rights, powers and remedies provided by law and may be exercised from time to time and as often as the Chargee may deem expedient; and

(d)           any waiver by the Chargee of any terms of this Deed shall only be effective if given in writing and then only for the purpose and upon the terms for which it is given.

8.2           Unless and until an Event of Default:

(a)           the Chargor shall be entitled to exercise all voting and consensual powers pertaining to its Charged Property or any part thereof for all purposes not inconsistent with the terms of this Deed or the other Loan Documents;

(b)           the Chargor shall be entitled to receive and retain any distributions, interest or other moneys or assets accruing on or in respect of its Charged Property or any part thereof.

8.3           The Chargee shall not have any duty to ensure that any moneys or assets receivable in respect of the Charged Property are duly and punctually paid, received or collected as and when the same become due and payable or to ensure that the correct accounts (if any) are paid or received on or in respect of the Charged Property or to ensure the taking up of any (or any offer of any) rights, moneys or other property paid, distributed, accruing or offered at any time on or in respect of, any of the Charged Property.

8.4           Any settlement or discharge under this Deed between the Chargee and the Chargor shall be conditional upon no security or payment to the Chargee by the Chargor or any other person being avoided or set aside or ordered to be refunded or reduced by virtue of any provision or enactment relating to bankruptcy, insolvency, administration or liquidation for the time being in force and, if such condition is not satisfied, the Chargee shall be entitled to recover from the Chargor on demand the value of such security or the amount of any such payment as if such settlement or discharge had not occurred.

8.5           The rights of the Chargee under this Deed and the security hereby constituted shall not be affected by any act, omission, matter or thing which, but for this provision, might operate to impair, affect or discharge such rights and security, in whole or in part, including without limitation, and whether or not known to or discoverable by the Chargor, the Chargee or any other person:

(a)           any time or waiver granted to or composition with the Chargor or any other person;

(b)           the taking, variation, compromise, renewal or release of or refusal or neglect to perfect or enforce any rights, remedies or securities against the Chargor or any other person;

(c)           any legal limitation, disability, incapacity or other circumstances relating to the Chargor or any other person;

(d)           any amendment or supplement to any Loan Document or any other document or security (including any amendment the effect of which is to change the nature or amount of any facilities made available thereunder or to change the nature or extent of any obligations thereunder);

(e)           the dissolution, liquidation, amalgamation, reconstruction or reorganisation of the Chargor or any other person; or

(f)            the unenforceability, invalidity or frustration of any obligations of the Chargor or any other person under any Loan Document or any other document or security.

8.6           During the Security Period, the Chargor shall not by virtue of any payment made hereunder on account of the Secured Obligations or by virtue of any enforcement by the Chargee of its rights under, or the security constituted by, this Deed or any Loan Document or by virtue of any relationship between or transaction involving the Chargor (whether such relationship or transaction shall constitute the Chargor a creditor of the Borrower, a guarantor of the obligations of the Borrower or in part subrogated to the rights of others against the Borrower or otherwise howsoever and whether or not such relationship or transaction shall be related to, or in connection with, the subject matter of this Deed):

(a)           exercise any rights of subrogation against any of the Original Chargors or any other person in relation to any rights, security or moneys held or received or receivable by the Chargee or any person;

(b)           exercise any right of contribution from any co-surety liable in respect of such moneys and liabilities under any other guarantee, security or agreement;

(c)           exercise any right of set-off or counterclaim against any Original Chargors or any such co-surety;

(d)           receive, claim or have the benefit of any payment, distribution, security or indemnity from any Original Chargors; or

(e)           unless so directed by the Chargee (when the Chargor will prove in accordance with such directions), claim as a creditor of any Original Chargors in competition with the Chargee.

The Chargor shall hold in trust for the Chargee and forthwith pay or transfer (as appropriate) to the Chargee any such payment (including an amount to any such set-off), distribution or benefit of such security, indemnity or claim in fact received by it.

8.7           During the Security Period, the Chargee may at any time keep in a separate account or accounts (without liability to pay interest thereon) in the name of the Chargee for as long as it may think fit, any moneys received, recovered or realised under this Deed or under any other guarantee, security or agreement relating in whole or in part to the Secured Obligations without being under any intermediate obligation to apply the same or any part thereof in or towards the discharge of the Secured Obligations or any other amount owing or payable under the Loan Documents; provided that the Chargee shall be obliged to apply amounts standing to the credit of such account or accounts once the aggregate amount held by the Chargee in any such account or accounts opened pursuant hereto is sufficient to satisfy the outstanding amount of the Secured Obligations in full.

8.8           The Chargor hereby covenants that during the Security Period it will remain the legal and beneficial owner of its Charged Property (subject to the Security Interests hereby created) and that it will not (other than as permitted or contemplated by the Loan Documents):

(a)           create or suffer the creation of any Security Interests (other than those created by this Deed) or any other interest on or in respect of the whole or any part of the Charged Property or any of its interest therein; or

(b)           sell, assign, transfer or otherwise dispose of any of its interest in the Charged Property without the prior consent in writing of the Chargee.

8.9           The Chargor shall during the subsistence of this Deed:

(a)           observe and perform all the obligations assumed by it and exercise all its rights and discretions in relation to its Charged Property upon the instructions of the Chargee or its nominee and shall diligently pursue any remedies available to it in respect of any material breach or claim arising in relation to the Charged Property upon the instructions of the Chargee or its nominee and will not, without the prior written consent of the Chargee cause or permit any rights attaching to the Charged Property to be varied or abrogated and the Chargee shall be under no obligation of any kind whatsoever in respect thereof or be under any liability whatsoever in the event of any failure by the Chargor to perform its obligations in respect thereof;

(b)           promptly pay all capital contributions and other payments due in respect of its  Charged Property and if the Chargor fails to make any such payments, the Chargee may, but shall not be obliged to, make such payments on behalf the Chargor in which event any sums so paid shall be reimbursed on demand by the Chargor to the Chargee;

(c)           indemnify the Chargee on a full indemnity basis against all calls or other payments relating to the Charged Property and against any defects in the Chargor’s title to the Charged Property and against all actions, proceedings, losses, costs, claims or demands suffered or incurred in respect of anything done or omitted in any way relating to the Charged Property or in the exercise or purported exercise of any of the powers contained in this Deed by the Chargee other than as a result of the gross negligence or wilful default of the Chargee; and

(d)           give the Chargee immediate notice, in the event that any action, suit or other proceeding at law, in equity, in arbitration or before any other authority involving or affecting the Charged Property becomes known to it or is contemplated by the Chargor, and if the Chargor is contemplating such action, suit or other proceeding, the Chargor shall obtain the prior written consent of the Chargee before commencing such action, suit or other proceeding.

9.             ENFORCEMENT OF SECURITY

9.1           At any time after the occurrence of an Event of Default or if a demand is made for the payment of the Secured Obligations, the security hereby constituted shall become immediately enforceable and the rights of enforcement of the Chargee under this Deed shall be immediately exercisable upon and at any time thereafter and, without prejudice to the generality of the foregoing, the Chargee without further notice to the Chargor may, whether acting on its own behalf or through a receiver or agent:

(a)           solely and exclusively exercise all voting rights attaching to the Charged Property and shall exercise such rights in such manner as the Chargee may in its absolute discretion determine;

(b)           receive and retain all distributions, profits, income, returns of contributions, interest or other moneys or assets accruing on or in respect of the Charged Property or any part thereof, such distributions, profits, income, returns of contributions, interest or other moneys or assets to be held by the Chargee, as additional security assigned and charged under and subject to the terms of this Deed and any such distributions, profits, income, returns of contributions, interest and other moneys or assets received by the Chargor after such time shall be held in trust by the Chargor for the Chargee and paid or transferred to the Chargee on demand;

(c)           take possession of, get in, assign, exchange, sell, transfer, grant options over or otherwise dispose of the Charged Property or any part thereof at such place and in such manner and at such price or prices as the Chargee may deem fit, and thereupon the Chargee shall have the right to deliver, assign and transfer in accordance therewith the Charged Property so sold, transferred, granted options over or otherwise disposed of;

(d)           borrow or raise money either unsecured or on the security of the Charged Property (either in priority to this Deed  or otherwise);

(e)           settle, adjust, refer to arbitration, compromise and arrange any claims, accounts, disputes, questions and demands with or by any person who is or claims to be a creditor of the Chargor or relating to the Charged Property;

(f)            bring, prosecute, enforce, defend and abandon actions, suits and proceedings in relation to the Charged Property or any business of the Chargor;

(g)           make any arrangement or compromise on behalf of the Chargor in respect of the Secured Obligations;

(h)           rank and claim in the insolvency of the Chargor and receive dividends and accede to agreements for the creditors of the Chargor;

(i)            with a view to, or in connection with, the management or disposal of the Charged Property carry out any transaction, scheme or arrangement which the Chargee may, in its absolute discretion, consider appropriate;

(j)            appoint and engage employees, managers, agents and advisers upon such terms as to remuneration and otherwise and for such periods as it may determine, and dismiss them;

(k)           redeem any security (whether or not having priority to this Deed) over the Charged Property and to settle the accounts of any person with an interest in the Charged Property;

(l)            exercise and do all such rights and things as the Chargee would be capable of exercising or doing if it were the absolute beneficial owner of the Charged Property;

(m)          do anything else it may think fit for the realisation of the Charged Property or incidental to the exercise of any of the rights conferred on the Chargee under or by virtue of any document to which the Chargor is party; and

(n)           exercise all rights and remedies afforded to it under applicable law.

9.2           The Chargee shall not be obliged to make any enquiry as to the nature or sufficiency of any payment received by it under this Deed or to make any claim or to take any action to collect any moneys assigned by this Deed or to enforce any rights or benefits assigned to the Chargee by this Deed or to which the Chargee may at any time be entitled hereunder.

9.3           Upon any sale of the Charged Property or any part thereof by the Chargee, the purchaser shall not be bound to see or enquire whether the Chargee’s power of sale has become exercisable in the manner provided in this Deed and the sale shall be deemed to be within the power of the Chargee, and the receipt of the Chargee for the purchase money shall effectively discharge the purchaser who shall not be concerned with the manner of application of the proceeds of sale or be in any way answerable therefor.

9.4           Any money received or realised by the Administrative Agent under the powers conferred by this Deed shall be paid or applied in a manner consistent with Section 6.02 of the U.S. Security Agreement.

9.5           During the Security Period, the Administrative Agent may refrain from applying or enforcing any other moneys, security or rights held by it in respect of the Secured Obligations or may apply and enforce such moneys, security or rights in such manner and in such order as it shall decide in its unfettered discretion.

9.6           Neither the Chargee nor its agents, managers, officers, employees, delegates and advisers shall be liable for any claim, demand, liability, loss, damage, cost or expense incurred or arising in connection with the exercise or purported exercise of any rights, powers and discretions hereunder in the absence of dishonesty or wilful default.

9.7           The Chargee shall not by reason of the taking of possession of the whole or any part of the Charged Property or any part thereof be liable to account as mortgagee-in-possession or for anything except actual receipts or be liable for any loss upon realisation or for any default or omission for which a mortgagee-in-possession might be liable.

10.          APPOINTMENT OF A RECEIVER

10.1         At any time after occurrence of:

(a)           an Event of Default; or

(b)           a request has been made by the Chargor to the Chargee for the appointment of a receiver over its assets or in respect of the Chargor,

then notwithstanding the terms of any other agreement between that Chargor and any person, the Chargee may (unless precluded by law) appoint in writing any person or persons to be a receiver or receiver and manager of all or any part of the Charged Property as the Chargee may choose in its entire discretion.

10.2         Where more than one receiver is appointed, the appointees shall have power to act jointly or separately unless the Chargee shall specify to the contrary.

10.3         The Chargee may from time to time determine the remuneration of a receiver.

10.4         The Chargee may remove a receiver from all or any of the Charged Property of which he is the receiver and after the receiver has vacated office or ceased to act in respect of any of the Charged Property, appoint a further receiver over all or any of the Charged Property in respect of which he shall have ceased to act.

10.5         Such an appointment of a receiver shall not preclude the:

(a)           Chargee from making any subsequent appointment of a receiver over all or any Charged Property over which a receiver has not previously been appointed or has ceased to act; or

(b)           appointment of an additional receiver to act while the first receiver continues to act.

10.6         The receiver shall be the agent of the Chargor (which shall be solely liable for his acts, defaults and remuneration) unless and until the Chargor is placed into liquidation, after which time he shall act as principal.  The receiver shall not at any time become the agent of the Chargee.

11.          POWERS OF A RECEIVER

11.1         In addition to those powers conferred by law, a receiver shall have and be entitled to exercise in relation to the Chargor all the powers set forth below:

(a)           to exercise all rights of the Chargee under or pursuant to this Deed, including all voting and other rights attaching to the Charged Property;

(b)           to make any arrangement or compromise with others as he shall think fit;

(c)           to appoint managers, officers and agents for the above purposes at such remuneration as the receiver may determine;

(d)           to redeem any prior encumbrance and settle and pass the accounts of the encumbrancer and any accounts so settled and passed shall (subject to any manifest error) be conclusive and binding on the Chargor and the money so paid shall be deemed an expense properly incurred by the receiver;

(e)           to pay the proper administrative charges in respect of time spent by its agents and employees in dealing with matters raised by the receiver or relating to the receivership of the Chargor; and

(f)            to do all such other acts and things as may be considered by the receiver to be incidental or conducive to any of the above matters or powers or otherwise incidental or conducive to the preservation, improvement or realisation of the Charged Property or the value thereof.

12.          FURTHER ASSURANCES

12.1         The Chargor shall, at its own expense, promptly do all such acts or execute all such documents (including assignments, transfers, assigns, charges, notices and instructions) as the Chargee may reasonably specify and in such form as the Chargee may reasonably require in order to:

(a)           perfect or protect the security created or intended to be created under or evidenced by this Deed (which may include the execution of a legal mortgage, charge, assignment or other security over all or any of the assets which are, or are intended to be, the subject of this Deed) or for the exercise of any rights, powers and remedies of the Chargee provided by or pursuant to this Deed, the Loan Documents or by law;

(b)           confer on the Chargee security over any property and assets of the Chargor located in any jurisdiction which is (to the extent permitted by local law) equivalent or similar to the security intended to be conferred by or pursuant to this Deed;

(c)           following an Event of Default, facilitate the realisation of the assets which are, or are intended to be, the subject of this Deed.

12.2         Without limiting the other provisions of this Deed, the Chargor shall, at its own expense, take all such action as is available to it (including making all filings and registrations) as may be necessary for the purpose of the creation, perfection, protection or maintenance of any security conferred or intended to be conferred on the Chargee by or pursuant to this Deed.

13.                               INDEMNITIES

13.1         The Chargor will indemnify and save harmless the Chargee, any receiver and each agent or attorney appointed under or pursuant to this Deed from and against any and all reasonable expenses, claims, liabilities, losses, taxes, costs, duties, fees and charges suffered, incurred or made by the Chargee or such agent or attorney other than as a result of the gross negligence or wilful default of the Chargee:

(a)                                  in the exercise or purported exercise of any rights, powers or discretions vested in them pursuant to this Deed;

(b)                                 in the preservation or enforcement of the Chargee’s rights under this Deed or the priority thereof;

(c)                                  on the release of any part of the Charged Property from the security created by; or

(d)                                 arising out of any breach by the Chargor of any term of this Deed,

and the Chargee or such receiver, agent or attorney may retain and pay all sums in respect of the same out of money received under the powers conferred by this Deed.  All amounts suffered, incurred or paid by the Chargee or such receiver, agent or attorney or any of them shall be recoverable on a full indemnity basis provided that nothing in this Clause 13.1 shall require the Chargor to indemnify and save harmless the Chargee from and against any expenses, claims, liabilities, losses, taxes, costs, duties, fees and charges suffered, incurred or made by the Chargee as a result of the Chargee’s gross negligence, fraud or wilful default.

13.2         If, under any applicable law or regulation, and whether pursuant to a judgment being made or registered against the Chargor or the bankruptcy or liquidation of the Chargor or for any other reason any payment under or in connection with this Deed is made or fails to be satisfied in a currency (the “Payment Currency”) other than the currency in which such payment is due under or in connection with this Deed (the “Contractual Currency”), then to the extent that the amount of such payment actually received by the Chargee when converted into the Contractual Currency at the rate of exchange, falls short of the amount due under or in connection with this Deed, the Chargor, as a separate and independent obligation, shall indemnify and hold harmless the Chargee against the amount of such shortfall.  For the purposes of this Clause 13.2, “rate of exchange” means the rate at which the Chargee is able on or about the date of such payment to purchase the Contractual Currency with the Payment Currency and shall take into account any premium and other costs of exchange with respect thereto.

14.                               POWER OF ATTORNEY

14.1         The Chargor, by way of security and in order more fully to secure the performance of its obligations hereunder, hereby irrevocably appoints the Chargee and the persons deriving title under it (including, but without any limitation, any receiver) jointly and also severally (with full power of substitution and delegation) to be its attorney-in-fact:

(a)                                  to execute and complete in favour of the Chargee or its nominees or of any purchaser any documents which the Chargee may from time to time require for perfecting the Chargee’s title to, for vesting any of the assets and property hereby charged, or assigned in the Chargee or its nominees or in any purchaser or for any of the purposes contemplated by this Deed;

(b)                                 after the occurrence of an Event of Default, to give effectual discharges for payments, to take and institute on non-payment (if the Chargee in its sole discretion so decides) all steps and proceedings in the name of the Chargor or of the Chargee for the recovery of such moneys, property and assets hereby charged or assigned;

(c)                                  after the occurrence of an Event of Default, to agree accounts and make allowances and give time or other indulgence to any surety or other person liable;

(d)                                 so as to enable the Chargee to carry out in the name of the Chargor any obligation imposed on the Chargor by this Deed (including the execution and delivery of any deeds, charges, assignments or other security and any transfers of the Charged Property and the exercise of all the Chargor’s rights and discretions in relation to the Charged Property);

(e)                                  so as to enable the Chargee and any receiver or other person to exercise, or delegate the exercise of, any of the rights, powers and authorities conferred on them by or pursuant to this Deed or by law (including, after the occurrence of an Event of Default, the exercise of any right of a legal and beneficial owner of the Charged Property), and

(f)                                    generally for it and in its name and on its behalf and as its act and deed or otherwise execute, seal and deliver and otherwise perfect and do any such legal assignments and other assurances, charges, authorities and documents over the moneys, property and assets hereby charged, and all such deeds, instruments, acts and things which may be required for the full exercise of all or any of the powers conferred or which may be deemed proper on or in connection with any of the purposes aforesaid.

14.2         Notwithstanding any other provision of clause 7.1, such power shall not be exercisable by or on behalf of the Chargee as the case may be until an Event of Default has occurred.

14.3         The power hereby conferred shall be a general power of attorney and the Chargor hereby ratifies and confirms and agrees to ratify and confirm any instrument, act or thing which any attorney appointed pursuant hereto may execute or do.  In relation to the power referred to herein, the exercise by the Chargee of such power shall be conclusive evidence of its right to exercise the same.

15.                               EXPENSES

15.1         The Chargor shall pay to the Chargee on demand all reasonable costs, fees and expenses (including, but not limited to, properly incurred legal fees and expenses) and taxes thereon incurred by the Chargee or for which the Chargee may become liable in connection with:

(a)                                  the negotiation, preparation and execution of this Deed;

(b)                                 the preserving or enforcing of, or attempting to preserve or enforce, any of its rights under this Deed or the priority hereof;

(c)                                  any variation of, or amendment or supplement to, any of the terms of this Deed; or

(d)                                 any consent or waiver required from the Chargee in relation to this Deed,

and in the case referred to in Clauses 15.1(c) and 15.1(d) regardless of whether the same is actually implemented, completed or granted, as the case may be.

15.2         The Chargor shall pay promptly all registration, stamp, documentary and other like duties and taxes to which this Deed may be subject or give rise and shall indemnify the Chargee on demand against any and all liabilities with respect to or resulting from any delay or omission on the part of the Chargor to pay any such duties or taxes.

16.                               RELEASE

16.1         Subject to Clause 16.2, when all the Loan Document Obligations have been paid in full in cash, the Commitments have expired or been terminated, the principal and interest on each Loan and all fees payable under the Loan Documents shall have been paid in full, all Letters of Credit shall have expired or been terminated (or otherwise provided for in a manner satisfactory to the applicable Issuing Bank) and all LC Disbursements shall have been reimbursed, the Administrative Agent shall (at the request and cost of the Chargor) execute such documents and do all such reasonable acts as may be necessary to release the Charged Property from the security constituted by this Deed. Such release shall not prejudice the rights of the Administrative Agent under Clause 13.

16.2         If the Chargee considers in good faith that any amount received in payment or purported payment of the Secured Obligations (whether received from or paid by the Chargor or any other relevant person) is capable of being avoided or reduced by virtue of any insolvency or other similar laws:

(a)                                  the liability of the Chargor under this Deed and the security constituted by this Deed shall continue and such amount shall not be considered to have been irrevocably paid; and

(b)                                 the Chargee may keep any security held by it in respect of the Chargor’s liability under the Loan Documents in order to protect the Secured Parties against any possible claim under insolvency law for up to six years after all Secured Obligations have been satisfied.  If a claim is made against a Secured Party within that period, the Chargee may keep the security until that claim has finally been dealt with.

17.                               NOTICES

17.1         Any notice or other communication given or made under or in connection with the matters contemplated by this Deed shall be provided in accordance with Section 9.01 of the Credit Agreement.

18.                               ASSIGNMENTS

18.1         This Deed shall be binding upon and shall enure to the benefit of the Chargor, the Administrative Agent and each of their respective successors and (subject to clauses 18.2 and 18.3) assigns and references in this Deed to any of them shall be construed accordingly.

18.2         The Chargor may not assign or transfer all or any part of its rights and/or obligations under this Deed.

18.3         The Administrative Agent may assign and transfer its rights pursuant to this Deed in accordance with the terms of Clause 9.04 of the Credit Agreement.

19.                               ADMINISTRATIVE AGENT

19.1         The Administrative Agent holds the benefit of this Deed (and any other security created in its favour pursuant to this Deed) as agent for and on behalf of the Secured Parties pursuant to the terms of the Credit Agreement.  The retirement of the person for the time being acting as Administrative Agent and the appointment of a successor shall be effected in the manner provided for in the Credit Agreement.

19.2         Nothing in this Deed shall constitute or be deemed to constitute a partnership between any of the Secured Parties and the Administrative Agent.

20.                               SET-OFF

20.1         The Chargor authorises the Administrative Agent (but the Administrative Agent shall not be obliged to exercise such right), after the occurrence of an Event of Default to set off against the Secured Obligations any amount or other obligation (contingent or otherwise) owing by the Administrative Agent to the Chargor.

21.                               SUBSEQUENT SECURITY INTERESTS

21.1         If the Chargee at any time receives or is deemed to have received notice of any subsequent Security Interest affecting all or any part of the Charged Property or any assignment or transfer of the Charged Property which is prohibited by the terms of this Deed, all payments thereafter by or on behalf of the Chargor to the Administrative Agent shall be treated as having been credited to a new account of the Chargor and not as having been applied in reduction of the Secured Obligations as at the time when the Administrative Agent received such notice.

22.                               COVENANTS

22.1         The Chargor hereby makes the covenants set out in Sections 4.04, 4.05, 4.06, 4.07, 4.09, 4.12(a), 4.12(b), 4.13(a), 4.13(b), 4.13(c), 4.13(d), 4.13(e), 4.13(f), 4.13(g), 4.13(h) and 4.13(i), inclusive, of the U.S. Security Agreement and such covenants are hereby incorporated by reference into this Deed.  For the purposes of this Clause 22.1, all references to Grantor or Grantors in the aforementioned Sections of the U.S. Security Agreement shall be construed as references to the Chargor and, where not otherwise defined in this Deed, the defined terms used in such Sections shall bear the meanings ascribed thereto in the U.S. Security Agreement.

22.2         If at any time the Chargor shall take a security interest in any property of a debtor in respect of an Intercompany Loan or any other person to secure payment and performance of an Intercompany Loan, the Chargor shall promptly assign such security interest to the Administrative Agent to the extent permitted by any contracts or arrangements to which such property is subject.  Such assignment need not be filed on public record unless necessary to continue the perfected status of the security interest against creditors of and transferees from the debtor in respect of the relevant Intercompany Loan or other person granting the security interest.

22.3         The Chargor will not, without the Administrative Agent’s prior written consent, grant any extension of the time of payment of any of the Intercompany Loans, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any person liable for the payment thereof or allow any material credit or discount whatsoever thereon, other than extensions, credits, discounts, compromises or settlements granted or made in the ordinary course of business and consistent with its current practices.

23.                               MISCELLANEOUS

23.1         The Chargee, at any time and from time to time, may delegate by power of attorney or in any other manner to any person or persons all or any of the powers, authorities and discretions which are for the time being exercisable by the Chargee under this Deed in relation to the Charged Property or any part thereof.  Any such delegation may be made upon such terms and be subject to such regulations as the Chargee may think fit.  The Chargee shall not be in any way liable or responsible to the Chargor for any loss or damage arising from any act, default, omission or misconduct on the part of any such delegate provided the Chargee has acted reasonably in selecting such delegate.

23.2         If any of the clauses, conditions, covenants or restrictions (the “Provision”) of this Deed or any deed or document emanating from it shall be found to be void but would be valid if some part thereof were deleted or modified, then the Provision shall apply with such deletion or modification as may be necessary to make it valid and effective.

23.3         This Deed (together with any documents referred to herein) constitutes the whole agreement between the Parties relating to its subject matter and no variations hereof shall be effective unless made in writing and signed by each of the Parties.

23.4         Each document, instrument, statement, report, notice or other communication delivered in connection with this Deed shall be in English or where not in English shall be accompanied by a certified English translation which translation shall with respect to all documents of a contractual nature and all certificates and notices to be delivered hereunder be the governing version and upon which in all cases the Chargee and the Secured Parties shall be entitled to rely.

23.5         This Deed may be executed in counterparts each of which when executed and delivered shall constitute an original but all such counterparts together shall constitute one and the same instrument.

23.6         The parties intend that this Deed takes effect as a deed notwithstanding the fact that the Chargee may only execute it under hand.

24.                               ACKNOWLEDGMENT

24.1         By execution hereof, the Chargor acknowledges that the Intercompany Loan in respect of which the Chargor is the debtor has been assigned by way of security and agrees that this Deed and the U.S. Security Agreement shall constitute notice of such assignment.

25.                               LAW AND JURISDICTION

25.1         This Deed shall be governed by and construed in accordance with the laws of the Cayman Islands and the Parties hereby irrevocably submit to the non-exclusive jurisdiction of the courts of the Cayman Islands, provided that nothing in this clause shall affect the right of the Chargee to serve process in any manner permitted by law or limit the right of the Chargee to take proceedings with respect to this Deed against the Chargor in any jurisdiction nor shall the taking of proceedings with respect to this Deed in any jurisdiction preclude the Chargee from taking proceedings with respect to this Deed in any other jurisdiction, whether concurrently or not.

IN WITNESS whereof this Debenture has been entered into by the parties and executed as a deed on the day and the year first before written.

EXECUTED AS A DEED by SEAGATE HDD CAYMAN:	)	/s/ Kenneth M. Massaroni
	)	Duly Authorised Signatory
)
	)	Name:	Kenneth M. Massaroni
)
	)	Title:	Director
)

in the presence of:

/s/ Demetrios N. Mavrikis
Signature of Witness

Name:	Demetrios N. Mavrikis

Address:	920 Disc Dr, Scotts Valley, CA 95066

Occupation:	Executive Assistant

[Signature page to the Debenture – Seagate HDD Cayman]

EXECUTED AS A DEED by JPMORGAN CHASE BANK, N.A.:	)	/s/ Sharon Bazbaz
	)	Duly Authorised Signatory
)
	)	Sharon Bazbaz
	)	Vice President

in the presence of:

/s/ Anne Marie Pellegrino
Signature of Witness

Name:	Anne Marie Pellegrino

Address:	JPMorgan Chase Bank, NA, 383 Madison Ave, New York, NY 10179

Occupation:	Administrative Assistant

[Signature page to the Debenture – Seagate HDD Cayman]

SCHEDULE 1

[Reserved]

SCHEDULE 2

BANK ACCOUNTS

NAME OF CHARGOR	BANK NAME & ADDRESS	CURRENCY	ACCOUNT NO.
Deposit Accounts
Seagate HDD CAYMAN	n/a	n/a	n/a

SCHEDULE 3

INTERCOMPANY LOANS

NAME OF BORROWER	NAME OF CHARGOR LENDER	AMOUNT OUTSTANDING AS AT FEB 09	MAXIMUM LOAN AMOUNT
n/a	n/a	n/a	n/a

SCHEDULE 4

PATENTS

PATENTS - GRANTED

NAME OF CHARGOR OWNER	PATENT NUMBER
Seagate HDD Cayman	n/a

PATENTS - PUBLISHED

NAME OF CHARGOR OWNER	APP NUMBER
Seagate HDD Cayman	n/a

SCHEDULE 5

REAL PROPERTY

NAME OF CHARGOR LESSEE/OWNER	PROPERTY ADDRESS	COUNTRY	LEASED OR OWNED
Seagate HDD Cayman	n/a	n/a	n/a